UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2021

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36405 (Commission File Number)	46-3769850 (IRS Employer Identification No.)

4600 S. Syracuse Street, Suite 1450 Denver, Colorado (Address of principal executive offices)	80237 (Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FPI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Luca Fabbri as President and James Gilligan as Chief Financial Officer and Treasurer

On October 8, 2021, the board of directors (the “Board”) of Farmland Partners Inc. (the “Company”) appointed Luca Fabbri, previously the Company’s Chief Financial Officer and Treasurer, as President, replacing Paul A. Pittman, who will continue to serve as Executive Chairman and Chief Executive Officer, and appointed James Gilligan, previously a Vice President of the Company, as Chief Financial Officer and Treasurer. Both appointments are effective immediately.

Mr. Gilligan has served as a Vice President in the finance department of the Company since June 2021 and served as a consultant to the Company from February 2021 through June 2021. Prior to his employment with the Company, Mr. Gilligan held a variety of roles with Equity International Management, LLC, a private equity firm, having served as Chief Financial Officer from January 2016 through January 2021, Chief Compliance Officer from January 2018 through January 2021 and Senior Vice President, Finance from January 2013 through December 2015. Mr. Gilligan received his B.S. in Mechanical Engineering and his MBA from Washington University in St. Louis.

Amendment to Employment Agreement with Mr. Fabbri and Entry into Employment Agreement with Mr. Gilligan

On October 9, 2021, the Company amended the previously disclosed employment agreement with Luca Fabbri, the Company’s President, solely to reflect his new title, and entered into an employment agreement (the “Employment Agreement”) with James Gilligan, the Company’s Chief Financial Officer and Treasurer.

The Employment Agreement provides for a term of employment commencing on October 9, 2021 until December 13, 2022, during which time Mr. Gilligan will serve as Chief Financial Officer and Treasurer. If Mr. Gilligan’s employment continues following the expiration of the term of the Employment Agreement, the term of the Employment Agreement shall automatically be extended for successive one-year periods. Pursuant to the Employment Agreement, Mr. Gilligan will be paid a base salary of $300,000, subject to annual review by the Compensation Committee (the “Compensation Committee”) of the Board. Mr. Gilligan will also be eligible to receive an annual bonus based upon the attainment of one or more pre-established performance goals or other established criteria set by the Board or the Compensation Committee. Mr. Gilligan will also continue to be eligible to receive equity and other long-term incentive awards under any applicable plan adopted by the Company during the term of his employment.

The Employment Agreement also provides that if Mr. Gilligan’s employment is terminated by the Company for “cause” or by Mr. Gilligan without “good reason” (each as defined in the Employment Agreement and summarized below) or by non-extension of the Employment Agreement, Mr. Gilligan will be entitled to any accrued benefits.

If Mr. Gilligan’s employment is terminated by the Company without “cause,” by Mr. Gilligan for “good reason,” or, upon the occurrence of a Change in Control (as defined in the Employment Agreement and summarized below), (i) Mr. Gilligan will be entitled to two times (2x) the sum of the following: (A) his respective base salary in effect on the termination date, (B) the average annual bonus earned by Mr. Gilligan for the three fiscal years ending during each respective employment period and immediately preceding the fiscal year in which a Change in Control occurs, plus (C) the average equity award value of his three most recent annual grants, subject to certain restrictions; (iii) reimbursement for the amount equal to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) continuation coverage premiums paid by Mr. Gilligan for a period of up to 18 months, subject to certain restrictions; and (iv) any equity-based awards that are outstanding on the termination date, which shall immediately become fully vested and, as applicable, exercisable.

The Employment Agreement provides that if Mr. Gilligan’s employment is terminated due to his death, upon death Mr. Gilligan will be entitled to receive (i) any unpaid base salary through the termination date; (ii) any annual bonus earned and accrued but unpaid; (iii) any accrued by unused vacation time in accordance with Company policy; and (iv) reimbursement for any unreimbursed business expenses incurred through the termination date. If Mr. Gilligan’s employment is terminated due to his disability, he will be entitled to any accrued benefits and reimbursement for the amount equal to the continuation coverage premiums under the COBRA paid by Mr. Gilligan for a period of up to 18 months, subject to certain restrictions.

Pursuant to the terms of the Employment Agreement, “cause” means: (i) the employee’s continued failure to substantially perform duties for reasons other than Disability (as defined in the Employment Agreement), or gross negligence or willful misconduct in connection with the performance of the employee’s duties to the Company; (ii) the employee’s conviction or plea of guilty or nolo contendere of a felony; (iii) the employee’s conviction of any other criminal offense involving an act of dishonesty intended to result in substantial personal enrichment of the employee at the expense of the Company or an affiliate of the Company; or (iv) the employee’s material breach of any Company policy or term of the Employment Agreement or any other employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the employee and the Company or an affiliate of the Company.

Pursuant to the terms of the Employment Agreement, “Change in Control” means: (i) any “person” as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities; (ii) a change in the composition of the Board occurring within a twelve (12) month period, as a result of which fewer than a majority of the directors are incumbent directors (as defined in the Employment Agreement); (iii) the consummation of a merger or consolidation of the Company with any other entity or approve the issuance of voting securities in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary thereof) pursuant to applicable exchange requirements, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) at least 50.1% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of either of the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities; or (iv) the consummation of the sale or disposition by the Company of all or substantially all of its assets (or any transaction or series of transactions within a period of twenty-four (24) months ending on the date of the last sale or disposition having a similar effect) (a) to any “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) or (b) pursuant to a formal or informal plan of liquidation or dissolution (or similar arrangement) that was approved by the Board or the Company’s stockholders. For purposes of this paragraph, “all or substantially all” of the Company’s assets shall mean 80% or more of the Company’s assets measured by the value of the Company’s assets on the date of its balance sheet most recently filed with the Securities and Exchange Commission (the “SEC”) at the time of action by the Board or the Company’s stockholders, as applicable.

Pursuant to the terms of the Employment Agreement, “good reason” means: (i) material diminution in the Mr. Gilligan’s Base Salary or Mr. Gilligan’s Total Compensation is less than $500,000; (ii) material diminution in Mr. Gilligan’s duties, authorities or responsibilities (other than temporarily while physically or mentally incapacitated or as required by applicable law); or (iii) the Company’s material breach of the terms of the Employment Agreement.

Additionally, on October 9, 2021, the Company entered into an indemnification agreement with Mr. Gilligan substantially in the form as that entered into with the Company’s other executive officers and directors, the terms of which are described in the Company’s Definitive Proxy Statement for its 2021 annual meeting of stockholders filed with the SEC on March 24, 2021.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated October 9, 2021, by and between Farmland Partners Inc. and James Gilligan.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

October 12, 2021	By:	/s/ Luca Fabbri
Luca Fabbri
President